UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): June 13, 2016

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Lannett Company Inc. (“Lannett”) is seeking to amend its Credit and Guaranty Agreement dated as of November 25, 2015 (the “Credit Agreement”) to facilitate incremental borrowings thereunder and proposes to use the proceeds of such incremental borrowings together with cash on hand to repurchase the remaining balance of its 12.0% Senior Notes due 2023.  In connection with such proposed incremental borrowings, Lannett anticipates disclosing to lenders the sources and uses of the anticipated repurchase of the Senior Notes, the pro forma capitalization of Lannett taking into account the proposed incremental borrowings and the repurchase of the Senior Notes, certain pro forma loan covenant ratios under the Credit Agreement and certain historical and pro forma Non-GAAP financial information that have not been previously reported.  This information is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information disclosed under this Item 7.0, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1        Sources, Uses and Pro Forma Capitalization

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer

Date:  June 13, 2016

EXHIBIT INDEX

Exhibit:	Description:
99.1	Sources, Uses and Pro Forma Capitalization